EXHIBIT 10.2



LEASE ADDENDUM:

168 SOUTH PARK, SAN FRANCISCO, CA 94107

RENT:

The monthly rent for this property beginning March 1, 2001 to the end of term of contract of May 31, 2002 will be $6,000 per month.

DEPOSIT:

The deposit for this property was increased to $6,000 from $4,200.

LATE FEES:

The late fees for this lease will be increased to $300.



/s/ Patrick Rylee                           /s/ Michael J. Kirsch
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Patrick Rylee                               Michael J. Kirsch